Exhibit 99.1

Tenaya Therapeutics Reports Third Quarter 2026 Financial Results and Provides Business Update

Received Regenerative Medicine Advanced Therapy (RMAT) Designation from U.S. FDA for TN-401 Gene Therapy for PKP2-Associated Arrhythmogenic Right Ventricular Cardiomyopathy

TN-201 and TN-401 Program Updates on Upcoming Data Readouts and Regulatory Interactions for Pivotal Trial Planning Anticipated by Year-End

Current Cash Position Provides Planned Runway into Fourth Quarter 2027

SOUTH SAN FRANCISCO, Calif., November 4, 2026 – Tenaya Therapeutics, Inc. (NASDAQ: TNYA), a clinical-stage biotechnology company with a mission to discover, develop and deliver potentially curative therapies that address the underlying causes of heart disease, today announced financial results for the third quarter ended September 30, 2026, and provided a corporate update.

“As we celebrate the tenth anniversary of Tenaya, we are entering one of the most important periods in the Company’s history,” said Faraz Ali, Chief Executive Officer of Tenaya. “The forthcoming data updates from TN-201 and TN-401, together with regulatory feedback on potential pivotal development pathways, are expected to inform potential opportunities to advance these programs toward late-stage development. We are also preparing to share our vision for TN-301’s potential and future clinical development. Collectively, these milestones are expected to provide important clarity on the path forward for our portfolio and capital allocation decisions, defining the next phase of growth for Tenaya.”

Business and Program Updates

TN-201 – Gene Therapy for MYBPC3-Associated Hypertrophic Cardiomyopathy (HCM)

•
Tenaya plans to report longer-term follow-up data from the MyPEAK™-1 clinical trial by year end, including one-year data for Cohort 2 and durability data for Cohort 1 at two years.
•
Tenaya is in ongoing discussions with regulatory authorities with an additional interaction planned to explore late-stage pivotal trial plans for TN-201 and intends to provide an update by year end.

TN-401 – Gene Therapy for PKP2-Associated Arrhythmogenic Right Ventricular Cardiomyopathy (ARVC)

•
In September 2026, the U.S. Food and Drug Administration (FDA) granted Regenerative Medicine Advanced Therapy (RMAT) designation to TN-401 for the treatment of PKP2-associated ARVC. The RMAT designation was supported by the positive interim data from the ongoing RIDGE™-1 Phase 1b/2 clinical trial.
•
Tenaya expects to report additional interim data from the RIDGE-1 clinical trial by year end, including one-year data for Cohort 2 and durability data for Cohort 1.
•
Tenaya management has been engaging with regulators and has upcoming meetings scheduled to discuss late-stage pivotal trial planning for TN-401. The company plans to provide an update on the feedback received from its discussions, along with the additional TN-401 data, by year end.

TN-301 – Small Molecule HDAC6 Inhibitor for the Potential Treatment of Heart Failure with Preserved Ejection Fraction (HFpEF) and Related Cardiac, Metabolic, or Muscular Diseases

•
Tenaya is currently conducting study-enabling work to support the advancement of TN-301 toward Phase 2 clinical trials in patients. The company intends to initiate at least one company-sponsored Phase 2 clinical trial in the second half of 2027.

Third Quarter 2026 Financial Highlights

•
Cash: As of September 30, 2026, cash and cash equivalents were $66.8 million. Tenaya expects that such resources will be sufficient to fund planned operations into the fourth quarter of 2027.
•
Research & Development (R&D) Expenses: R&D expenses were $14.9 million for the third quarter of 2026, compared to $15.4 million for the same period in 2025. Non-cash stock-based compensation included in R&D expense was $0.8 million for the third quarter of 2026, compared to $1.5 million for the same period in 2025.
•
General & Administrative (G&A) Expenses: G&A expenses were $5.6 million for each of the third quarters of 2026 and 2025. Non-cash stock-based compensation included in G&A expense was $0.9 million for the third quarter of 2026, compared to $1.4 million for the same period in 2025.
•
Net Loss: Net loss was $18.9 million, or $0.08 loss per share, for the third quarter ended September 30, 2026, compared to a net loss of $20.3 million, or $0.12 per share, for the same period in 2025.

About Tenaya Therapeutics

Tenaya Therapeutics is a clinical-stage biotechnology company committed to a bold mission: to discover, develop and deliver potentially curative therapies that address the underlying drivers of heart disease. Tenaya’s pipeline includes clinical-stage candidates TN-201, a gene therapy for MYBPC3-associated hypertrophic cardiomyopathy (HCM); TN-401, a gene therapy for PKP2-associated arrhythmogenic right ventricular cardiomyopathy (ARVC); and TN-301, a highly specific small molecule HDAC6 inhibitor with broad potential clinical utility in cardiac, metabolic and muscular conditions, including heart failure with preserved ejection fraction (HFpEF) and Duchenne muscular dystrophy (DMD). Tenaya has employed a suite of integrated internal capabilities including modality agnostic target discovery and validation, to generate a portfolio of novel medicines based on genetic insights, aimed at the treatment of both rare genetic disorders and more prevalent heart conditions. For more information, visit www.tenayatherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “anticipated,” “potential,” “expected,” “vision,” “plans,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, planned timing for sharing data from RIDGE-1 and MyPEAK-1 and the expected content of such data releases; planned timing for providing regulatory updates on the TN-201 and TN-401 programs; the therapeutic potential for TN-201 as a treatment for MYBPC3-associated HCM, TN-401 as a treatment for PKP2-associated ARVC and TN-301 as a treatment for HFpEF or other related cardiac, metabolic, or muscular diseases; the impact of data and regulatory feedback on the pivotal development pathways for TN-201 and TN-401; the impact of the future clinical development plan for TN-301 and pivotal pathways for TN-201 and TN-401 on Tenaya’s overall portfolio and capital allocation decisions; the sufficiency of Tenaya’s cash resources to fund the company into fourth quarter of 2027; and statements made by Tenaya’s chief executive officer. The forward-looking statements contained herein are based upon Tenaya’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: availability of data at the referenced times; the timing and progress of Tenaya’s clinical trials; unexpected concerns that may arise as a result of the occurrence of adverse safety events by patients who received Tenaya products; the potential failure of Tenaya’s product candidates to demonstrate safety and/or efficacy in clinical testing; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results; the potential for the FDA to conclude at any time that Tenaya’s clinical programs may not have an appropriate risk/benefit profile; Tenaya’s ability to enroll and maintain patients in clinical trials; risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; Tenaya’s ability to develop, initiate or complete preclinical studies and clinical trials, and obtain approvals, for any of its product candidates; Tenaya’s continuing compliance with applicable legal and regulatory requirements; regulatory developments in the United States and foreign countries; Tenaya’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; Tenaya’s reliance on third parties; Tenaya’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which Tenaya operates; Tenaya’s ability to obtain and maintain intellectual property protection for its product candidates and platform technology; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Tenaya files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Tenaya Contacts

Michelle Corral VP, Corporate Communications and Investor Relations IR@tenayathera.com

Investors
Anne-Marie Fields Precision AQ annemarie.fields@precisionaq.com
Media Wendy Ryan Ten Bridge Communications wendy@tenbridgecommunications.com

TENAYA THERAPEUTICS, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Collaboration revenue	$1,697	$—	$3,032	$—
Operating expenses:
Research and development	14,866	15,363	46,313	53,809
General and administrative	5,648	5,573	16,501	18,747
Impairment loss	666	—	22,487	—
Loss on lease termination, net	—	—	1,368	—
Loss on disposal of property and equipment	89	—	89	—
Total operating expenses	21,269	20,936	86,758	72,556
Loss from operations	(19,572)	(20,936)	(83,726)	(72,556)
Other income, net:
Interest income	635	658	2,126	2,107
Other (loss) income, net	(1)	3	(3)	27
Total other income, net	634	661	2,123	2,134
Net loss before income tax expense	(18,938)	(20,275)	(81,603)	(70,422)
Income tax expense	—	—	—	—
Net loss	$(18,938)	$(20,275)	$(81,603)	$(70,422)
Net loss per share, basic and diluted	$(0.08)	$(0.12)	$(0.37)	$(0.48)
Weighted-average shares used in computing net loss per share, basic and diluted	226,006,534	163,345,972	220,188,197	145,531,495

Condensed Balance Sheet Data

(In thousands)

(Unaudited)

	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$66,797	$100,547
Total assets	$76,681	$146,921
Total liabilities	$22,164	$23,656
Total liabilities and stockholders’ equity	$76,681	$146,921